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                                                                    EXHIBIT 99.4

                         Independent Auditors' Consent


The Board of Directors
Valtra, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-85404, No. 333-85400, No. 333-75591, No. 333-75589, No. 333-04707, No.
33-91686, No. 33-83104, No. 33-63802, No. 333-104352 and No. 333-113560) on Form
S-8 or Form S-3 of AGCO Corporation of our report dated March 12, 2004, with respect to the combined balance sheets of Valtra Group as of June 30, 2002 and December 31, 2002 and 2003, and the related combined statements of operations and cash flows for the year ended December 31, 2001 and the periods from January 1, 2002 to June 30, 2002 (Predecessor) and July 1, 2002 to December 31, 2002 (Successor), and for the year ended December 31, 2003, which report appears in the Form 8-K of AGCO Corporation dated March 24, 2004.


                                    KPMG WIDERI OY AB


                                /s/ Solveig Tornroos-Huhtamaki
                                    Authorized Public Accountant


Helsinki, Finland
March 23, 2004